CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 30 to the Registration Statement on Form N-4 (No. 333-43799) of Variable Account D of Union Security Insurance Company of our report dated April 20, 2017, relating to the consolidated financial statements and financial statement schedules of Union Security Insurance Company, which appear in Post-Effective Amendment No. 29 to the Registration Statement on Form N-4 (No. 333-43799) of Variable Account D of Union Security Insurance Company.

/s/ PricewaterhouseCoopers LLP
New York, NY
December 28, 2017